Exhibit 10.16

AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement” ) of LAZARD STRATEGIC COORDINATION COMPANY LLC, a Delaware limited liability company (the “Company”), dated as of January 1, 2002.

WHEREAS Lazard LLC, a Delaware limited liability company (“Lazard”), formed the Company as a Delaware limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ‘ 18-101, et seq.) (as amended from time to time and any successor statute thereto, the “Act”);

WHEREAS the Company entered into a Coordination and Service Agreement dated March 3, 2000, as amended (the “Coordination Agreement”), among the Company, Lazard, Lazard Frères & Co. LLC, a New York limited liability company (“LFNY”), Lazard Frères S.A.S., a French Société par Actions Simplifiée (“LF”), Maison Lazard S.A.S., a French Société par Actions Simplifiée (“ML” and, together with LF, “LFP”), Lazard & Co., Holdings Limited, an English private limited company (“LB Holdings”), Lazard Bank Limited, an English private limited company (“Old LB”), Lazard & Co., Services Limited, an English private limited company (“LB ServiceCo”), and Lazard Brothers & Co., Limited, an English private limited company (“New LB”);

WHEREAS the Company has been formed for the purposes specified in Section 2.03; and

WHEREAS Lazard entered into an Operating Agreement dated March 3, 2000 (the “Original Operating Agreement”), and wishes to enter into this Agreement to amend and restate the Original Operating Agreement in its entirety to reflect the appointment of Bruce Wasserstein as the Head of Lazard and Chairman of the Executive Committee and the Chief Executive Officer of Lazard.

NOW, THEREFORE, Lazard, as the sole member of the Company, hereby adopts the following as the “limited liability company agreement” of the Company within the meaning of the Act:

ARTICLE I

Definitions

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Act” has the meaning set forth in the preamble to this Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of the foregoing sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the direct or indirect possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Alternative Investing” means the private investment activities conducted by or on behalf of Lazard on the date hereof or hereafter.

“Asset Management” means the asset management businesses of the Houses as they are now or may in the future be conducted by the Houses.

“Banking” means the mergers and acquisitions advisory, corporate finance and financial advisory services (other than asset management advisory services) of the Houses as they are now or may in the future be conducted by the Houses (it being understood that the term “Banking” as used herein does not include the money market and deposit-taking businesses of LB and LFP) .

“Capital Markets” means the sales and trading, proprietary trading, brokerage, research, underwriting and distribution services of the Houses as they are now or may in the future be conducted by the Houses.

“Certificate of Formation” means the certificate of formation of the Company filed with the office of the Secretary of State of the State of Delaware on March 2, 2000.

“Chairman of the Executive Committee” means BW or his successor duly appointed in accordance with Section 3.03. Except in Section 3.03, the person holding such position is referred to as the “Head of Lazard and Chairman of the Executive Committee” in this Agreement.

“CEO” means the CEO of Lazard appointed pursuant to Section 3.07 of the Lazard Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Administrator” has the meaning set forth in Section 2.08.

“Company CEO” has the meaning set forth in Section 3.04.

“Coordination Agreement” has the meaning set forth in the preamble to this Agreement.

“Global Heads” means the global heads and global committee, as applicable, of the Lines of Business appointed (and not theretofore removed) in accordance with the Coordination Agreement.

“Governing Agreements” means this Agreement, the Lazard Agreement, the LFNY Agreement, the LFP By-Laws, the LB Articles and the governing documents of the Other Houses.

“Executive Committee” has the meaning set forth in Section 3.02.

“Houses” means LB, LFNY, LFP and the Other Houses.

“LB” means LB Holdings, Old LB, New LB and/or LB ServiceCo, as applicable.

“LB Articles” means the memorandum of association of LB Holdings and the articles of association of LB Holdings adopted by written resolution of the members of LB Holdings on January 1, 2002, the memorandum of association of Old LB and the articles of association of Old LB adopted by written resolution of the members of Old LB on January 1, 2002, the memorandum of association of New LB and the articles of association of New LB adopted by written resolution of the members of New LB on January 1, 2002, and/or the memorandum of association of LB ServiceCo and the articles of association of LB ServiceCo adopted by written resolution of the members of LB ServiceCo on January 1, 2002, as applicable.

“LB Holdings” has the meaning set forth in the preamble to this Agreement.

“LB ServiceCo” has the meaning set forth in the preamble to this Agreement.

“LF” has the meaning set forth in the preamble to this Agreement.

“LFNY” has the meaning set forth in the preamble to this Agreement.

“LFNY Agreement” means the Second Amended and Restated Operating Agreement of LFNY dated as of the date hereof.

“LFP” has the meaning set forth in the preamble to this Agreement.

“LFP By-Laws” means the statuts of LF and ML dated the date hereof.

“LAM” means Lazard Asset Management.

“Lazard” has the meaning set forth in the preamble to this Agreement.

“Lazard Agreement” means the Third Amended and Restated Operating Agreement of Lazard dated as of the date hereof.

“Lazard Board” means the Board of Lazard established pursuant to Section 3.02 of the Lazard Agreement.

“Lazard Mark” means (a) any service mark or trademark which includes the word “Lazard” or the initials “LF”, including fund names and designations such as “Lazard Asset Management”, or (b) any other word or design service mark or trademark which has been used or licensed by any of LB Holdings, Old LB, New LB, LB ServiceCo, LFNY, LF, ML or Lazard or has been designated as a Lazard Mark by the Head of Lazard and Chairman of the Executive Committee (or the Executive Committee prior to the date hereof).

“Lazard Name” means any of the firm names Lazard, Lazard Brothers or Lazard Frères or any other firm name which includes the word “Lazard”.

“Lines of Business” means Asset Management, Banking, Capital Markets and Alternative Investing.

“MDW” means Michel David-Weill.

“ML” has the meaning set forth in the preamble to this Agreement.

“Managing Director” means (a) a Managing Director or Limited Managing Director of LFNY, (b) an Associé-Gérant of LFP, (c) a Managing Director of LB or (d) a Managing Director or comparable executive of one of the Other Houses, as applicable, in each case appointed in accordance with Section 3.01 of the Coordination Agreement and not subsequently removed.

“New LB” has the meaning set forth in the preamble to this Agreement.

“Old LB” has the meaning set forth in the preamble to this Agreement.

“Other Houses” means any existing Lazard houses other than LB, LFNY and LFP and any Lazard houses created after the date hereof.

“Person” means any individual, corporation, company, limited liability company, voluntary association,

partnership, joint venture, trust, estate, joint-stock company, unincorporated organization or any other entity or organization.

“Secretary” has the meaning set forth in Section 3.05.

“Senior Manager of the Rest of Europe” means the person appointed as the senior manager of the Other Houses located in Europe pursuant to Section 3.04 of the Coordination Agreement.

SECTION 1.02. Other Definition Provisions. Capitalized terms used, but not defined, herein have the meanings set forth in the Lazard Agreement, unless the context otherwise requires. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein, the word “or” is not exclusive and the words “including”, “includes”, “included” and “include” are deemed to be followed by the words “without limitation”. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement.

SECTION 1.03. Applicable Laws and Regulations. The expression “applicable laws and regulations” and any similar expressions include all laws or directors’ duties (in each case whether contained in any statute, at common law or in equity), regulations or requirements of any regulatory authorities to which any House, Managing Director or Affiliate of any House or any director, officer, member, secretary, employee or agent of any such House or Affiliate may be subject in any applicable jurisdiction.

ARTICLE II

Formation and Business of the Company

SECTION 2.01. Formation. Effective as of March 3, 2000, the Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

SECTION 2.02. Name. The Company shall conduct its activities under the name “Lazard Strategic Coordination Company LLC”. The business of the Company may be conducted under any other name designated by the Head of Lazard and Chairman of the Executive Committee upon compliance with all applicable laws.

SECTION 2.03. Purpose and Scope of Activity. The purpose and scope of activity of the Company shall be, to the extent consistent with applicable laws and regulations, (a) to provide certain services to Lazard (including the supervision of Lazard’s investment in each House), the oversight of the global strategic direction and coordination of the global business activities of, and the provision of certain central administrative and financial functions for, the Houses, the maintenance of Lazard’s books and records and the oversight and coordination of the use of any Lazard Name or Lazard Mark, in each case in accordance with the Coordination Agreement, (b) to engage in any activity incidental to carrying out the foregoing and (c) to the extent approved by the Head of Lazard and Chairman of the Executive Committee, to engage in any lawful business in which a limited liability company organized under the laws of the State of Delaware is permitted to engage. The Company shall not itself engage in any banking activities.

SECTION 2.04. Principal Place of Business. The principal place of business of the Company shall be located in Wilmington, Delaware or at such other place as may hereafter be designated from time to time by the Head of Lazard and Chairman of the Executive Committee. Company, committee and board meetings shall take place at the Company’s principal place of business unless decided otherwise for any particular meeting.

SECTION 2.05. Registered Agent and Office. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware. At any time, the Company may designate another registered agent and/or registered office.

SECTION 2.06. Authorized Persons. The execution and causing to be filed of the Certificate of Formation is hereby specifically ratified, adopted and confirmed. The execution of the Coordination Agreement by the Company is hereby specifically ratified, adopted and confirmed. The Head of Lazard and Chairman of the Executive Committee, any Secretary and such other person or persons as may from time to time be designated by the Head of Lazard and Chairman of the Executive Committee for such purpose are hereby designated as authorized persons, within the meaning of the Act, to act in connection with executing and causing to be filed, when approved by the Head of Lazard and Chairman of the Executive Committee in accordance with the terms hereof and, subject to any approval of the Lazard Board that may be required pursuant to Section 3.02(c)(ii)(O) of the Lazard Agreement, any amendments and/or restatements of the Certificate of Formation and any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.

SECTION 2.07. Members. The name and address of the sole member of the Company is as set forth on the signature page hereof.

SECTION 2.08. Company Administrator. The Company shall have a company administrator (the “Company Administrator”) based at the principal place of business of the Company whose task shall be to carry out the day-to-day administration of the affairs of the Company, including the issuance and receipt of notices and other communications, the maintenance of accounting records and such other matters as the Head of Lazard and Chairman of the Executive Committee may decide in accordance with this Agreement, the Lazard Agreement and the Coordination Agreement. In connection with the exercise of the foregoing duties, the Company Administrator shall have only such power and authority to act for and bind the Company (including the power and authority to execute, in the name of the Company or otherwise, contracts for services and leases for real and personal property, to purchase customary office supplies and similar items and to draw checks on the Company’s accounts) as is granted to the Company Administrator by the Head of Lazard and Chairman of the Executive Committee and shall be subject to any limitations thereon as the Head of Lazard and Chairman of the Executive Committee may impose or as may be set forth in this Agreement, the Lazard Agreement or the Coordination Agreement.

ARTICLE III

Management

SECTION 3.01. Management. Management of the Company is vested exclusively in the Head of Lazard and Chairman of the Executive Committee. The Company may only act and bind itself in accordance with this Agreement, the Lazard Agreement and the Coordination Agreement through (a) the action of the Head of Lazard and Chairman of the Executive Committee, (b) the action of any person duly authorized by the Head of Lazard and Chairman of the Executive Committee to take such action, (c) the action of any Secretary to the extent authorized by the Head of Lazard and Chairman of the Executive Committee in accordance with the terms of this Agreement and (d) through the action of the Company Administrator in accordance with Section 2.08. The Head of Lazard and Chairman of the Executive Committee shall be the “manager” of the Company within the meaning of the Act; provided that the Head of Lazard and Chairman of the Executive Committee may only exercise those powers and rights that are provided for the Head of Lazard and Chairman of the Executive Committee

under this Agreement, the Coordination Company Operating Agreement and the Coordination Agreement.

SECTION 3.02. Executive Committee.

(a) Composition. The Company shall have an executive committee (the “Executive Committee”) which shall be comprised of between nine and twelve Managing Directors as follows:

(i) the Head of Lazard and Chairman of the Executive Committee (selected as provided in Section 3.03);

(ii) MDW, only for so long as he is a member of the Lazard Board;

(iii) two Managing Directors from each of LFNY, LFP and LB selected by the Head of Lazard and Chairman of the Executive Committee;

(iv) a Managing Director from one of the Other Houses selected by the Head of Lazard and Chairman of the Executive Committee; and

(v) up to three additional Managing Directors selected by the Head of Lazard and Chairman of the Executive Committee.

Other than MDW, the Head of Lazard and Chairman of the Executive Committee shall appoint all members of the Executive Committee. The Head of Lazard and Chairman of the Executive Committee may remove any Managing Director selected pursuant to the foregoing clauses (iii), (iv) and (v) from the Executive Committee at any time in his sole discretion with or without Cause. The members of the Executive Committee on the date hereof are set forth on Schedule 3.02. Schedule 3.02 shall be deemed amended to reflect any change in the identity of the members of the Executive Committee in accordance with this Agreement.

(b) Function. The Executive Committee shall consult with the Head of Lazard and Chairman of the Executive Committee with respect to the principal operational management of Lazard and its Subsidiaries and Affiliates. Except as otherwise expressly provided in

Section 3.02(c) of the Lazard Agreement (including to the extent expressly provided in the other provisions of the Lazard Agreement referred to in Section 3.02(c) thereof), all powers of the Company shall be vested exclusively in the Head of Lazard and Chairman of the Executive Committee.

(c) Procedures. The Executive Committee shall meet approximately ten times each year. Meetings of the Executive Committee shall be convened by the Head of Lazard and Chairman of the Executive Committee or any Secretary acting upon the instruction of the Head of Lazard and Chairman of the Executive Committee. Agendas for meetings of the Executive Committee shall be established by the Head of Lazard and Chairman of the Executive Committee or any Secretary acting upon the instruction of the Head of Lazard and Chairman of the Executive Committee. The Head of Lazard and Chairman of the Executive Committee or such Secretary, as applicable, shall give at least two business days’ prior written notice of a proposed meeting (or such other notice period as the Executive Committee may from time to time establish) and the general nature of the matters to be discussed thereat to all other members of the Executive Committee. There shall be no quorum requirement with respect to meetings of the Executive Committee. The failure of a member of the Executive Committee to receive notice of a meeting in accordance with this Section 3.02 shall not give rise to any right to challenge the taking of any action discussed by the Executive Committee at such meeting. Otherwise, the Executive Committee shall conduct its business in such manner and by such procedures as the Head of Lazard and Chairman of the Executive Committee deems appropriate. Global Heads, global heads of staff functions and other representatives of the Houses may be invited to attend meetings of the Executive Committee by the Head of Lazard and Chairman of the Executive Committee.

SECTION 3.03. Chairman of the Executive Committee. Effective as of the date hereof and subject to the terms and conditions contained in the BW Employment Agreement, BW shall be the Chairman of the Executive Committee for an initial term of five years. Thereafter, the Chairman of the Executive Committee shall be appointed by the Lazard Board. Any Chairman of the Executive Committee, other than BW for his initial term, shall serve for a term fixed at the time of his appointment, which term shall not exceed three years but may be renewed. Any Chairman of the Executive Committee may be removed by the Lazard Board in accordance with Section 3.02(c)(i)(C) of the Lazard Agreement. During any vacancy in the office of Chairman of the Executive Committee, the Lazard Board may appoint an interim Chairman of the Executive Committee. No person may hold the position of Head of Lazard unless he or she also holds at such time the position of Chairman of the Executive Committee.

SECTION 3.04. Chief Executive Officer. To the extent that the Head of Lazard and Chairman of the Executive Committee appoints a CEO, such person shall also serve as Chief Executive Officer of the Company (“Company CEO”). Unless the Head of Lazard and Chairman of the Executive Committee determines otherwise, the appointment of a CEO shall constitute the delegation to such person, as Company CEO, subject to the provisions of the Coordination Agreement and the Governing Agreements, of such of the Head of Lazard and Chairman of the Executive Committee’s authorities and duties that are normally associated with the office of chief executive officer. The Head of Lazard and Chairman of the Executive Committee shall be required to approve any action taken by any Company CEO with respect to (i) the Contribution Percentage, (ii) the appointment and removal of Managing Directors, (iii) compensation of any Managing Director and (iv) the Profit Percentage of any Managing Director. Any Company CEO shall be subject to the same restrictions as the Head of Lazard and Chairman of the Executive Committee. Any Company CEO shall serve for a term fixed at the time of his appointment as CEO, which term shall not exceed the remainder of the term of the Head of Lazard and Chairman of the Executive Committee who appointed such CEO; provided that the removal of any CEO or revocation of any appointment or delegation pursuant to Section 3.07 of the Lazard Agreement shall constitute a removal or revocation of any appointment or delegation to the Company CEO to the same extent.

SECTION 3.05. Secretaries. The Head of Lazard and Chairman of the Executive Committee may, from time to time as he deems advisable, appoint one or more secretaries of the Company (the “Secretaries”) by giving notice of such appointment to the Executive Committee and the Lazard Board. Secretaries may be, but are not required to be, members of the Executive Committee. Secretaries shall have such functions, powers and obligations in connection with the preparation of agendas for meetings of the Executive Committee and the execution and performance of orders and decisions of the Head of Lazard and Chairman of the Executive Committee as the Head of Lazard and Chairman of the Executive Committee shall delegate to them in accordance with the Coordination Agreement and the Governing Agreements. The Head of Lazard and Chairman of the Executive Committee may remove any Secretary or revoke any appointment or delegation pursuant to this Section at any time with or without Cause.

ARTICLE IV

Capital Contributions

SECTION 4.01. Prior Capital Contributions. The capital contribution heretofore made by Lazard is $1,000.

SECTION 4.02. Additional Contributions. Lazard shall have no obligation to make any additional capital contribution to the Company but may do so from time to time upon a request from the Head of Lazard and Chairman of the Executive Committee approved by the Lazard Board.

SECTION 4.03. Interest. No interest shall be payable on any capital contribution to the Company.

SECTION 4.04. Liability to Third Parties; Capital Account Deficits. Except as may otherwise be expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and Lazard shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the member of the Company. Lazard shall not be liable to make up any deficit in its capital account.

SECTION 4.05. Books and Accounts. The Company shall at all times keep or cause to be kept true and complete records and books of account. Such records and books of account shall be kept at the principal place of business of the Company. Lazard shall have access thereto and the right to receive copies thereof.

ARTICLE V

Distributions, Transfers, etc.

SECTION 5.01. Distributions. Distributions shall be made at the times and in the aggregate amounts determined by Lazard.

SECTION 5.02. Repayment of Funds. Except as otherwise may be provided by law, Lazard shall not be required to repay to the Company any funds distributed to it pursuant to this Agreement.

SECTION 5.03. Restrictions on Transfer. Lazard shall not sell, assign, dispose of, or otherwise transfer, pledge or encumber, all or any part of its interest in the Company except (a) to an Affiliate of Lazard or (b) in connection with a sale of all or substantially all of the assets of Lazard.

SECTION 5.04. Admission of Additional or Substitute Members. No additional or substitute members shall be admitted to the Company.

ARTICLE VI

Dissolution and Liquidation

SECTION 6.01. Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the earliest to occur of (a) an approval at any time by the Lazard Board of a dissolution of the Company pursuant to Section 3.02 (c) (ii) (L) of the Lazard Agreement or (b) the resignation, bankruptcy or dissolution of Lazard. The Company shall not be affected by reason of the death, retirement, resignation, bankruptcy or dissolution of any member of Lazard. In the event of any death, retirement, resignation, bankruptcy or dissolution of any member of Lazard, Lazard agrees to settle and adjust all matters with any such member or its estate and Lazard, as it may be constituted after such death, retirement, resignation, bankruptcy or dissolution, shall continue as a member of the Company.

SECTION 6.02. Liquidation. Upon a dissolution pursuant to Section 6.01, the Company’s business and assets shall be liquidated in an orderly manner. The Head of Lazard and Chairman of the Executive Committee shall be the liquidator to wind up the affairs of the Company pursuant to this Agreement. In performing its duties, the Head of Lazard and Chairman of the Executive Committee is authorized to sell, distribute, exchange or otherwise dispose of the Company’s assets in accordance with the Act in any reasonable manner that the Head of Lazard and Chairman of the Executive Committee determines to be in the best interests of Lazard.

SECTION 6.03. Cancelation of Certificate of Formation. Upon completion of the foregoing, the liquidator shall execute, acknowledge and cause to be filed a certificate of cancelation of the Company in the office of the Secretary of State of the State of Delaware.

ARTICLE VII

Exculpation and Indemnification

SECTION 7.01. Exculpation. No Indemnified Representative shall be personally liable for any breach of duty in an Indemnified Capacity; provided that the foregoing shall not eliminate or limit the Liability of any Indemnified Representative if a judgment or other final adjudication adverse to the Indemnified Representative establishes that (i) the Indemnified Representative’s acts or omissions were in bad faith or involved intentional misconduct, gross negligence or a knowing violation of law or (ii) the Indemnified Representative in fact personally and improperly gained a financial profit or other advantage to which the Indemnified Representative was not legally entitled.

SECTION 7.02. Indemnification. (a) General Rule. The Company shall, to the fullest extent permitted by the Act, indemnify and hold harmless, and as provided in Section 7.02(c) may advance expenses to, any Indemnified

Representative against any Liability incurred in connection with any Proceeding in which the Indemnified Representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an Indemnified Capacity, including Liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement or act giving rise to strict or products Liability; provided that no indemnification may be made to or on behalf of any Indemnified Representative if a judgment or other final adjudication adverse to the Indemnified Representative establishes that (i) the Indemnified Representative’s acts or omissions were in bad faith or involved intentional misconduct, gross negligence or a knowing violation of law or (ii) the Indemnified Representative in fact personally and improperly gained a financial profit or other advantage to which the Indemnified Representative was not legally entitled.

(b) Partial Payment. If an Indemnified Representative is entitled to indemnification in respect of a portion, but not all, of any Liabilities to which such Indemnified Representative may be subject, the Company shall indemnify such Indemnified Representative to the maximum extent legally permissible for such Liabilities.

(c) Advancing Expenses. To the fullest extent permitted by law, the Company may pay the expenses (including attorneys’ fees and disbursements) incurred in good faith by an Indemnified Representative in advance of the final disposition of a Proceeding upon receipt of an undertaking by or on behalf of the Indemnified Representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the Company pursuant to this Section.

(d) Scope of Section. The rights granted by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of members or otherwise, both as to action in an Indemnified Capacity and as to action in any other capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Section shall continue as to a person who has ceased to be an Indemnified Representative in respect of matters arising prior to such time, and shall inure to the benefit of the successors, heirs, executors, administrators and personal representatives of such a person.

SECTION 7.03. Exculpation and Indemnification Definitions. As used in this Article, the following terms have the meanings set forth below:

“Indemnified Capacity” means any and all past, present and future service by an Indemnified Representative in one or more capacities as a member, managing member, committee member, director, managing director, officer, manager, company secretary, employee or agent of the Company or any of its Affiliates, or, at the request of the Company or any of its Affiliates, as a member, managing member, board member, committee member, director, managing director, officer, manager, company secretary, employee, agent, fiduciary or trustee of another person.

“Indemnified Representative” means Lazard, all members of Lazard, the Head of Lazard and Chairman of the Executive Committee, all members of the Executive Committee and the Lazard Board, the CEO, the Company CEO, the Board Chairman, the Chairman of Lazard, all officers and managers of the Company and its Affiliates and any other person serving at the request of the Company or any of its Affiliates as a member, managing member, board member, committee member, director, managing director, officer, manager, company secretary, employee, agent, fiduciary or trustee of the Company or another person.

“Liability” means any damage, judgment, amount paid in settlement, fine, penalty, punitive damage, excise tax assessed with respect to any employee benefit plan, or cost or expense of any nature (including attorneys’ fees and disbursements).

“Proceeding” means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, the Member or otherwise.

SECTION 7.04. Survival. This Article shall survive any termination of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Use of Firm Name. The right to use the firm name, Lazard Strategic Coordination Company LLC, shall belong to the Company; provided that the use, sale or other disposition of any Lazard Name or any Lazard Mark shall be governed by the terms of the Coordination Agreement.

SECTION 8.02. Amendments. The Certificate of Formation and this Agreement may not be amended except by the Lazard Board through an instrument in writing signed by a person duly authorized by the Lazard Board; provided that the Head of Lazard and Chairman of the Executive Committee may authorize, without the approval of the Lazard Board, (a) any amendment to this Agreement to correct any technicality, incorrect statement or error apparent on the face hereof in order to further the intent of the parties hereto and (b) any amendment to the Certificate of Formation to (i) change the name or street address of the registered agent, if any, of the Company, (ii) change the post office address to which the Secretary of State shall mail a copy of any process against the Company served upon him or her or (iii) correct any formality or error apparent on the face thereof or incorrect statement or defect in the execution thereof.

SECTION 8.03. Benefits of Agreement. Except as provided in Article VII, none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or Lazard. Except as provided in Article VII, nothing in this Agreement shall be deemed to create any right in any person not a party hereto other than the members of Lazard, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person other than the members of Lazard. Without limiting the generality of the foregoing, except as provided in Article VII and except for the members of Lazard, no person not a party hereto shall have any right to compel performance by Lazard of its obligations hereunder.

SECTION 8.04. Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, properly transmitted by telecopier or one business day after it has been sent by an internationally recognized overnight courier to the address for notices shown in the Company’s records (or any other address provided to the Head of Lazard and Chairman of the Executive Committee) or, if given to the Executive Committee, the Head of Lazard and Chairman of the Executive Committee or the Company, to the address of the Company in Delaware. Communications by telecopier also shall be sent concurrently by overnight courier, but shall in any event be effective as stated above. Each member of the Executive Committee may from time to time change his or her address for notices under this Section 8.04 by giving at least five days’ notice of such changed address to the Head of Lazard and Chairman of the Executive Committee.

SECTION 8.05. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

SECTION 8.06. Severability. If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

SECTION 8.07. Headings. The Article, Section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 8.08. Effectiveness. The Original Operating Agreement shall be deemed effective for all financial and accounting purposes as of January 3, 2000.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

LAZARD LLC,

by
Name:	SCOTT D. HOFFMAN
Title:	AUTHORIZED PERSON

Address:	30 Rockefeller Plaza New York, NY 10020

Attention:	Scott Hoffman
Facsimile:	212-332-5972